Exhibit 99.1

News

Media Contact:
Steve Holzman
610-738-6126
sholzman@cephalon.com

Investor Contact:
Chip Merritt
610-738-6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Continues to Deliver Strong Growth in Third Quarter

Earnings Exceed Top End of Guidance;

 Company Introduces 2006 Sales and Earnings Guidance

Frazer, Pa. – November 1, 2005 – Cephalon, Inc. [Nasdaq: CEPH]  today reported third-quarter 2005 revenue of $309.5 million, an 18 percent increase compared to the third quarter of 2004.  Diluted income per share for the third quarter 2005 was $0.50.  Excluding intangible amortization expense and certain other items, diluted adjusted income per share was $0.78.

Sales totaled $294.4 million, compared with third-quarter 2004 sales of $253.6 million, a 16 percent increase.  Sales of PROVIGIL® (modafinil) Tablets [C-IV] were $134.5 million, sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] were $100.3 million, sales of GABITRIL® (tiagabine hydrochloride) Tablets were $16.5 million and sales of other products were $43.1 million.

Cephalon recently announced several important events that drove progress on two of its key product opportunities.  The company received an approvable letter from the U.S. Food and Drug Administration (FDA) to market SPARLON™ (modafinil) Tablets [C-IV] for treating ADHD in children and adolescents.  Cephalon also entered into a co-promotion agreement with the McNeil Consumer & Specialty Pharmaceuticals Division of McNeil-PPC, Inc. to accelerate the entry of SPARLON into this important pediatric market.  In addition, the company’s New Drug Application (NDA) for OraVescent® fentanyl (effervescent buccal tablet) for breakthrough cancer pain was filed with the FDA.

— more —

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0065

SPARLON, OraVescent fentanyl, NUVIGIL™ (armodafinil) for wakefulness, VIVITTREX™ (naltrexone long-acting injection) for treating alcohol dependence and GABITRIL for generalized anxiety disorder are the key initiatives in Cephalon’s plan for growth in 2006 and 2007.

“During the third quarter, our efforts resulted in significant progress in clinical trials, on the regulatory front and in pre-launch preparations, all of which serve to keep our new product launch plans on track,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “In addition, our drug discovery efforts and our progress in oncology will augment our extensive portfolio of new products.”

Cephalon is introducing guidance for 2006 for sales of $1.35-1.40 billion.  This includes central nervous system (CNS) franchise sales of $665-715 million, pain franchise sales of $425-475 million and other product sales of $185-235 million.  Guidance for 2006 diluted adjusted earnings per common share is $2.90-3.00.

Cephalon is reiterating its guidance for 2005 diluted adjusted income per common share of $2.70-2.85.  It is adjusting its 2005 sales guidance downward by $50 million to $1.15-1.20 billion to reflect achievement of its previously stated goal to reduce wholesaler inventory levels to 2–3 weeks by the end of the year.  The adjusted 2005 sales guidance includes PROVIGIL sales of $500-525 million, ACTIQ sales of $410-425 million, GABITRIL sales of $70-80 million and other sales of $160-170 million.

Cephalon’s management will discuss the company’s third-quarter 2005 performance in a conference call with investors beginning at 4:30 p.m. (EST) on Tuesday, November 1, 2005.  To participate in the conference call, dial 913-981-5581 and refer to conference code number 3189624. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Newsroom,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 2,300 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France and other European offices are located in Guildford, England, and Martinsried, Germany.

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The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL, ACTIQ and TRISENOX® (arsenic trioxide) injection and more than 20 products internationally. Full prescribing information for all U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

* * *

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, including our clinical, regulatory and marketing progress with respect to our potential new product launches and near-term opportunities, and our product opportunities in oncology, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for our products, including our ability to successfully enter the ADHD market, yearly and quarterly sales and earnings guidance for 2005 and 2006, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Diluted Adjusted Income Per Common Share,” and “Diluted Adjusted Income Per Share Guidance” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

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Cephalon, Inc. and Subsidiaries

Consolidated Statements of Operations

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended				Three Months Ended
	September 30, 2005				September 30, 2004
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”

Revenues:
Sales	$294,371			$294,371	$253,594			$253,594
Other revenues	15,165			15,165	8,373			8,373
	309,536	$—		309,536	261,967	$—		261,967
Costs and Expenses:
Cost of sales	37,629			37,629	33,782			33,782
Research and development	91,934			91,934	67,683			67,683
Selling, general and administrative	103,253			103,253	76,204			76,204
Depreciation and amortization	22,346	(15,451	)(1)	6,895	13,784	(9,702	)(1)	4,082
Acquired in-process research and development	5,500	(5,500	)(2)	—	185,700	(185,700	)(2)	—
	260,662	(20,951)		239,711	377,153	(195,402)		181,751

Income (Loss) from operations	48,874	20,951		69,825	(115,186)	195,402		80,216

Other Income and Expense:
Interest income	7,247			7,247	4,804			4,804
Interest expense	(7,494)			(7,494)	(5,176)			(5,176)
Debt exchange expense	—			—	(28,230)	28,230	(5)	0
Gain (charge) on early extinguishment of debt	2,085	(2,085	)(3)	—	(1,352)	1,352	(3)	0
Other income (expense), net	(38)			(38)	(642)			(642)
	1,800	(2,085)		(285)	(30,596)	29,582		(1,014)

Income (Loss) before income taxes	50,674	18,866		69,540	(145,782)	224,984		79,202

Income tax expense	(21,331)	(2,105	)(4)	(23,436)	(19,464)	(13,563	)(4)	(33,027)

Net Income (Loss)	$29,343	$16,761		$46,104	$(165,246)	$211,421		$46,175

Basic income (loss) per common share	$0.51			$0.79	$(2.94)			$0.82

Diluted income (loss) per common share	$0.50			$0.78	$(2.94)			$0.75

Weighted average number of common shares outstanding	58,064			58,064	56,178			56,178

Weighted average number of common shares outstanding-assuming dilution	59,398			59,408	56,178			63,510

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Net Loss to “Adjusted” Net Income

Three Months Ended September 30, 2005 and September 30, 2004

(1)   To exclude the ongoing amortization of acquired intangible assets.

(2)         To exclude in-process research and development charges.

In 2004, in-process research and development expense was associated with the acquisition of CIMA LABS INC.

(3)         In 2005, to exclude the gain on early extinguishment of debt related to the tender offer of $511.7 million of our 2.5% Convertible Notes due 2006.

In 2004, to exclude the charge on early extinguishment of debt related to the repurchase of $33 million of our 3.875% Convertible Subordinated Notes in August 2004.

(4)         To reflect the tax effect of adjustments and changes to the valuation allowance at the applicable tax rates.

(5)         To exclude the expense associated with the exchange of $78.3 million of Cephalon’s 2.5% Convertible Subordinated Notes into common stock.

	Nine Months Ended				Nine Months Ended
	September 30, 2005				September 30, 2004
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”

Revenues:
Sales	$833,588			$833,588	$698,975			$698,975
Other revenues	41,900			41,900	17,451			17,451
	875,488	$—		875,488	716,426	$—		716,426
Costs and Expenses:
Cost of sales	114,093			114,093	89,599			89,599
Research and development	255,591			255,591	198,208			198,208
Selling, general and administrative	302,904			302,904	243,908	4,214	(5)	248,122
Depreciation and amortization	61,151	(42,178	)(1)	18,973	36,927	(26,456	)(1)	10,471
Impairment charge on investment in MDS Proteomics Inc.	—			—	30,071	(30,071	)(6)	—
Acquired in-process research and development	295,615	(295,615	)(2)	—	185,700	(185,700	)(2)	—
	1,029,354	(337,793)		691,561	784,413	(238,013)		546,400

Income (Loss) from operations	(153,866)	337,793		183,927	(67,987)	238,013		170,026

Other Income and Expense:
Interest income	19,559			19,559	11,639			11,639
Interest expense	(19,311)			(19,311)	(16,888)			(16,888)
Debt exchange expense	—			—	(28,230)	28,230	(7)
Gain (charge) on early extinguishment of debt	2,085	(2,085	)(3)	—	(2,313)	2,313	(3)	—
Other income (expense), net	1,983			1,983	(2,444)			(2,444)
	4,316	(2,085)		2,231	(38,236)	30,543		(7,693)

Income (Loss) before income taxes	(149,550)	335,708		186,158	(106,223)	268,556		162,333

Income tax expense	(43,477)	(18,278	)(4)	(61,755)	(45,695)	(18,461	)(4)	(64,156)

Net Income (Loss)	$(193,027)	$317,430		$124,403	$(151,918)	$250,095		$98,177

Basic income (loss) per common share	$(3.33)			$2.14	$(2.71)			$1.74

Diluted income (loss) per common share	$(3.33)			$2.04	$(2.71)			$1.60

Weighted average number of common shares outstanding	58,035			58,035	56,065			56,065

Weighted average number of common shares outstanding-assuming dilution	58,035			63,149	56,065			64,214

Cephalon, Inc. and Subsidiaries

Notes to Reconciliation of GAAP Net Income (Loss) to “Adjusted” Net Income

Nine Months Ended September 30, 2005 and September 30, 2004

(1)         To exclude the ongoing amortization of acquired intangible assets.

(2)         In 2005, to exclude in-process research and development charges related to the acquisition of Salmedix ($130.1 million), VIVITREX product rights ($160.0 million), and other ($5.5 million).

In 2004, to exclude the write-off of in-process research and development associated with the acquisition of CIMA LABS INC.

(3)         In 2005, to exclude the gain on early extinguishment of debt related to the tender offer of $511.7 million of our 2.5% Convertible Notes due 2006.

In 2004, to exclude the charge on early extinguishment of debt related to the repurchase of $33 million and $10 million of our 3.875% Convertible Subordinated Notes in August and March 2004, respectively.

(4)         To reflect the tax effect of adjustments and changes to the valuation allowance at the applicable tax rates.

(5)         To exclude the gain resulting from the cancellation of postretirement health care benefits for current employees at Cephalon France.

(6)         To exclude the impairment charge for the write-off of our investment in MDS Proteomics, Inc. for which no corresponding tax benefit was recorded.

(7)         To exclude the expense associated with the exchange of $78.3 million of Cephalon’s 2.5% Convertible Subordinated Notes into common stock.

Cephalon, Inc. and Subsidiaries

Consolidated Sales Detail

(Amounts in Thousands)

(Unaudited)

	Three Months Ended						%
	September 30,						Increase
	2005			2004			(Decrease)
	US	Europe	Total	US	Europe	Total	US	Europe	Total
Sales:
Provigil	$126,387	$8,103	$134,490	$92,631	$9,347	$101,978	36%	(13)%	32%
Actiq	95,485	4,759	100,244	100,753	1,941	102,694	(5)%	145%	(2)%
Gabitril	15,178	1,333	16,511	23,046	1,577	24,623	(34)%	(15)%	(33)%
Other	15,575	27,551	43,126	5,224	19,075	24,299	198%	44%	77%

	$252,625	$41,746	$294,371	$221,654	$31,940	$253,594	14%	31%	16%

	Nine Months Ended						%
	September 30,						Increase
	2005			2004			(Decrease)
	US	Europe	Total	US	Europe	Total	US	Europe	Total
Sales:
Provigil	$338,529	$26,009	$364,538	$276,071	$23,221	$299,292	23%	12%	22%
Actiq	282,105	11,904	294,009	253,130	5,350	258,480	11%	123%	14%
Gabitril	54,023	4,562	58,585	67,372	4,659	72,031	(20)%	(2)%	(19)%
Other	36,319	80,137	116,456	5,224	63,948	69,172	595%	25%	68%

	$710,976	$122,612	$833,588	$601,797	$97,178	$698,975	18%	26%	19%

Cephalon, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in Thousands)

(Unaudited)

	September 30,	* December 31,
	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$585,276	$574,244
Investments	230,348	217,432
Receivables, net	160,362	208,225
Inventory, net	119,342	86,629
Deferred tax asset	50,835	47,118
Other current assets	43,224	39,915
Total current assets	1,189,387	1,173,563

Property and equipment, net	274,020	244,834
Goodwill	369,534	372,534
Other intangible assets, net	512,991	449,402
Debt issuance costs, net	41,282	25,401
Deferred tax asset, net	286,077	163,620
Other assets	17,677	22,549
	$2,690,968	$2,451,903

CURRENT LIABILITIES:
Current portion of long-term debt	$3,465	$5,114
Accounts payable	56,795	52,488
Accrued expenses	189,644	169,568
Current portion of deferred revenues	444	868
Total current liabilities	250,348	228,038

Long-term debt	1,692,630	1,284,410
Deferred revenues	1,174	1,769
Deferred tax liabilities	103,879	94,100
Other liabilities	55,602	13,542
Total liabilities	2,103,633	1,621,859

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	581	580
Additional paid-in capital	1,151,933	1,172,499
Treasury stock, at cost	(14,892)	(14,860)
Accumulated deficit	(588,145)	(395,118)
Accumulated other comprehensive income	37,858	66,943
Total stockholders’ equity	587,335	830,044
	$2,690,968	$2,451,903

* Certain reclassifications of prior period amounts have been made to conform with the current year presentation.

Cephalon, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in Thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(193,027)	$(151,918)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	27,931	11,853
Tax benefit from equity compensation	3,956	3,109
Debt exchange expense	—	28,230
Tax effect on conversion of convertible notes	—	(11,288)
Depreciation and amortization	70,966	39,327
Amortization of debt issuance costs	6,521	6,420
Stock-based compensation expense	7,631	3,793
Non-cash (gain) charge on early extinguishment of debt	(4,549)	2,313
Pension curtailment	—	(4,214)
Loss on disposals of property and equipment	949	430
Impairment charge	—	30,071
Acquired in-process research and development	130,615	185,700
Increase (decrease) in cash due to changes in assets and liabilities, net of effect from acquisition:
Receivables	43,347	(40,085)
Inventory	(37,084)	(4,504)
Other assets	(6,963)	18,122
Accounts payable, accrued expenses and deferred revenues	21,671	12,018
Other liabilities	(3,555)	2,225

Net cash provided by operating activities	68,409	131,602

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(63,951)	(27,283)
Acquisition of CIMA LABS, net of cash acquired	—	(482,521)
Acquisition of Salmedix, net of cash acquired	(130,733)	—
Acquisition of TRISENOX	(69,722)	—
Acquisition of intangible assets	(2,652)	(308)
Sales and (purchases) of investments, net	(14,113)	(93,088)

Net cash used for investing activities	(281,171)	(603,200)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	2,247	8,794
Acquisition of treasury stock	(32)	(14)
Payments on and retirements of long-term debt	(501,958)	(45,924)
Net proceeds from issuance of convertible subordinated notes	891,949	—
Proceeds from sale of warrants	217,071	—
Purchase of convertible note hedge	(382,261)	—

Net cash provided by (used for) financing activities	227,016	(37,144)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,222)	(965)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,032	(509,707)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	574,244	1,115,699

CASH AND CASH EQUIVALENTS, END OF PERIOD	$585,276	$605,992

Cephalon, Inc. and Subsidiaries

Reconciliation of Projected GAAP Diluted Income (Loss) per Common Share

to Diluted Adjusted Income Per Common Share Guidance

(Unaudited)

	Twelve Months Ending December 31, 2005	Twelve Months Ending December 31, 2006 (1)

Projected GAAP diluted income (loss) per common share	$(2.34) - $(2.49)	$2.22 - $2.32

Amortization of current intangibles	$0.91	$1.04
Acquired in-process research and development	$4.68	$0.00
Net gain on extinguishment of debt and interest rate swap	($0.03)	$0.00
Tax effect of adjustments and changes to the valuation allowance at the applicable tax rates	($0.37)	($0.36)

Diluted adjusted income per common share guidance	$2.70 - $2.85	$2.90 - $3.00

(1) -  We have not yet quantified the impact of  Statement of Financial Accounting Standards No. 123R  “Share-Based Payment”, which we will adopt effective January 1, 2006.  Therefore, the impact of SFAS 123R has been excluded from both projected GAAP diluted income per common share and diluted adjusted income per common share guidance for the twelve months ending December 31, 2006.